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                                                                     EXHIBIT 21

                              LOT$OFF CORPORATION
                          SUBSIDIARIES OF REGISTRANT


                                              State of
                                            Incorporation          Business
Subsidiaries of Registrant                 or Jurisdiction           Name
--------------------------                 ---------------         --------

1. 50-Off Operating Company                    Nevada               LOT$OFF

2. 50-Off Multistate Operations, Inc.          Nevada               LOT$OFF

3. You Pay Half Investments, Inc.              Nevada                 N/A

4. 50-Off Texas Management, Inc.               Nevada               LOT$OFF

5. 50-Off Texas Stores, L.P.                   Texas                LOT$OFF

6. Giant Sequoia Corporation                  Delaware                N/A

7. W3 L.P.                                    Delaware                N/A

8. Mountain Laurel Corporation                Delaware                N/A